UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2005

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01	Other Events

On September 29, 2005, Allion Healthcare, Inc. (NASDAQ: ALLI) entered into Amendment No. 9 with respect to its $6.0 million revolving credit facility with GE HFS Holdings, Inc. f/k/a Heller Healthcare Finance, Inc. (the “GE Credit Facility”). Pursuant to Amendment No. 9, Allion Healthcare rescinded its earlier termination notice to cancel the GE Credit Facility. Accordingly, the GE Credit Facility remains in full force and effect and remains an additional source of financing for the company. As a result of Allion Healthcare’s continuation of the GE Credit Facility, it will not be required to pay the $60,000 termination fee as previously disclosed. A copy of Amendment No. 9 is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The GE Credit Facility bears interest at prime plus 2% and is secured by substantially all the assets of Allion Healthcare, Inc. As of October 3, 2005, there was $0 principal outstanding under the GE Credit Facility. The GE Credit Facility expires on April 21, 2006.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Amendment No. 9 to Loan and Security Agreement, originally dated as of April 21, 1999 and amended as of September 29, 2005, by and among Allion Healthcare, Inc. f/k/a The Care Group, Inc., Mail Order Meds of Texas, Inc. f/k/a Mail Order Meds, Inc., MOMS Pharmacy, Inc. (New York) f/k/a Mail Order Meds of New York, Inc., MOMS Pharmacy, Inc. (California), MOMS Pharmacy, LLC, Medicine Made Easy, North American Home Health Supply, Inc., Specialty Pharmacies, Inc. and GE HFS Holdings, Inc. f/k/a Heller Healthcare Finance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 3, 2005

Allion Healthcare, Inc.

By:	/s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer